Exhibit 31.2


I, Thomas W. Horton, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of American Airlines, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.




Date:  July 28, 2006           /s/ Thomas W. Horton
                               Thomas W. Horton
                               Executive  Vice President and  Chief
                               Financial Officer